UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 1, 2011

Community West Bancshares
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-23575	77-0446957
(Commission File Number)	(IRS Employer Identification No.)

445 Pine Avenue, Goleta, California	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 692-5821
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 1, 2011, Community West Bancshares (the “Company”) filed an Amendment to First Amended and Restated Articles of Incorporation with the California Secretary of State to effectuate an increase in the shares of common stock, no par value, authorized for issuance from 10 million shares to 20 million shares of common stock.   This Amendment was approved by the Company’s Board of Directors and by the requisite vote of the outstanding shares of the Company’s common stock in accordance with California law at the Company’s Annual Shareholder Meeting held on May 26, 2011.

A copy of the Company’s Second Amended and Restated Articles of Incorporation reflecting the Amendment described above is attached as Exhibit 3.1 hereto and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired: None
(b)	Pro Forma Financial Information: None
(c)	Shell company transactions: None
(d)	Exhibits:

3.1	Second Amended and Restated Articles of Incorporation of Community West Bancshares

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2011	COMMUNITY WEST BANCSHARES

	By:	/s/ Charles G. Baltuskonis
Charles G. Baltuskonis
Executive Vice President and Chief Financial Officer

2

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Second Amended and Restated Articles of Incorporation of Community West Bancshares

3